UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2007

COMPUTER SCIENCES CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-4850	95-2043126
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2100 East Grand Avenue	90245
El Segundo, California	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (310) 615-0311

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

                    Effective September 10, 2007, the Board of Directors of Computer Sciences Corporation (the "Company") designated Michael W. Laphen as a member of Group A under the terms of the Computer Sciences Corporation Senior Management and Key Employee Severance Plan (the "Designation").  The Designation was reflected in the Management Agreement dated as of September 10, 2007 by and between the Company and Mr. Laphen.

                    In order to effectuate the Designation, on December 10, 2007 the Company and Mr. Laphen entered into an Amendment No. 1 to Senior Management and Key Employee Severance Agreement (the "Amendment") for the purpose of amending the Senior Management and Key Employee Severance Agreement, dated as of August 11, 2003, by and between the Company and Mr. Laphen.  A copy of the Severance Agreement and the Amendment are attached as exhibits hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

COMPUTER SCIENCES CORPORATION

Dated: December 12, 2007	By /s/ Donald G. DeBuck
Donald G. DeBuck
Vice President and Controller

EXHIBIT INDEX

Exhibit

10.1	Senior Management and Key Employee Severance Agreement, dated as of August 11, 2003, by and between Computer Sciences Corporation and Michael W. Laphen

10.2	Amendment No. 1 to Senior Management and Key Employee Severance Agreement, dated as of December 10, 2007, by and between Computer Sciences Corporation and Michael W. Laphen